                                 Exhibit (7)(c)

                             DISTRIBUTION AGREEMENT


     AGREEMENT dated November 1, 1995, as re-executed December 13, 1995, between The One Group (the "Trust"), a Massachusetts business trust having its principal place of business at 774 Park Meadow Drive, Westerville, Ohio 43218, and The One Group Services Company ("Distributor") having its principal place of business at 3435 Stelzer Road, Columbus, Ohio 43219.

     WHEREAS, the Trust is an open-end management investment company, organized as a Massachusetts business trust and registered with the Securities and Exchange Commission (the "Commission") under the Investment Company Act of 1940 (the "1940 Act"); and

     WHEREAS, it is intended that Distributor act as the distributor of the units of beneficial interest ("Shares") of each of the investment portfolios of the Trust identified in Schedule A hereto as such Schedule may be amended from time to time (such portfolios being referred to individually as a "Fund" and collectively as the "Funds").

     NOW, THEREFORE, in consideration of the mutual premises and covenants herein set forth, the parties agree as follows:

     1.   SERVICES AS DISTRIBUTOR.

     1.1 Distributor will act as agent for the distribution of the Shares covered by the registration statement and prospectus of the Trust then in effect under the Securities Act of 1933, as amended (the "Securities Act"). As used in this Agreement, the term "registration statement" shall mean Parts A (the prospectus), B (the Statement of Additional Information) and C of each registration statement that is filed on Form N-1A, or any successor thereto, with the Commission, together with any amendments thereto. The term "prospectus" shall mean each form of prospectus and Statement of Additional Information used by the Funds for delivery to shareholders and prospective shareholders after the effective dates of the above referenced registration statements, together with any amendments and supplements thereto.

     1.2 Distributor agrees to use appropriate efforts to solicit orders for the sale of the Shares and will undertake such advertising and promotion as it believes reasonable in connection with such solicitation. The Trust understands that Distributor is now and may in the future be the distributor of the shares of several investment companies or series (together, "Companies") including Companies having investment objectives similar to those of the Trust. The Trust further understands that investors and potential investors in the Trust may invest in shares of such other Companies. The Trust agrees that Distributor's duties to such Companies shall not be deemed in conflict with its duties to the Trust under this paragraph 1.2.

     Distributor may finance appropriate activities which it deems reasonable which are primarily intended to result in the sale of the Shares, including, but not limited to, advertising, and the compensation of underwriters, dealers and sales personnel.

     1.3 In its capacity as distributor of the Shares, all activities of Distributor and its partners, agents, and employees shall comply with all applicable laws, rules and regulations, including, without limitation, the 1940 Act, all rules and regulations promulgated by the Commission thereunder and all rules and regulations adopted by any securities association registered under the Securities Exchange Act of 1934.

     1.4 Distributor will transmit any orders received by it for purchase or redemption of the Shares to the transfer agent and custodian for the Funds.

     1.5 Whenever in their judgment such action is warranted by unusual market, economic or political conditions, or by abnormal circumstances of any kind, the Trust's officers may decline to accept any orders for, or make any sales of, the Shares until such time as those officers deem it advisable to accept such orders and to make such sales.

     1.6 Distributor will act only on its own behalf as principal if it chooses to enter into selling agreements with selected dealers or others.

     1.7 The Trust agrees at its own expense to execute any and all documents and to furnish any and all information and otherwise to take all actions that may be reasonably necessary in connection with the qualification of the Shares for sale in such states as Distributor may designate.

     1.8 The Trust shall furnish from time to time, for use in connection with the sale of the Shares, such information with respect to the Funds and the Shares as Distributor may reasonably request; and the Trust warrants that the statements contained in any such information shall fairly show or represent what they purport to show or represent. The Trust shall also furnish Distributor upon request with: (a) unaudited semi-annual statements of the Funds' books and accounts prepared by the Trust, (b) a monthly itemized list of the securities in the Funds, (c) monthly balance sheets as soon as practicable after the end of each month, and (d) from time to time such additional information regarding the financial condition of the Funds as Distributor may reasonably request.

     1.9 The Trust represents to Distributor that, with respect to the Shares, all registration statements and prospectuses filed by the Trust with the Commission under the Securities Act have been carefully prepared in conformity with requirements of said Act and rules and regulations of the Commission thereunder. The registration statement and prospectus contain all statements required to be stated therein in conformity with said Act and the rules and regulations of said Commission and all statements of fact contained in any such registration statement and prospectus are true and correct. Furthermore, neither any registration statement nor any prospectus includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of the Shares. The Trust may, but shall not be obligated to, propose from time to time such amendment or amendments to any registration statement and such supplement or supplements to any prospectus as, in the light of future developments, may, in the opinion of the Trust's counsel, be necessary or advisable. If the Trust shall not propose such amendment or amendments and/or supplement or supplements within fifteen days after receipt by the Trust of a written request from Distributor to do so, Distributor may, at its option, terminate this Agreement. The Trust shall not file any amendment to any registration statement or supplement to any prospectus without giving Distributor reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Trust's right to file at any time such amendments to any registration statement and/or supplements to any prospectus, of whatever character, as the Trust may deem advisable, such right being in all respects absolute and unconditional.

     1.10 The Trust authorizes Distributor and dealers to use any prospectus in the form furnished from time to time in connection with the sale of the Shares. The Trust agrees to indemnify, defend and hold Distributor, its several officers and employees, and any person who controls Distributor within the meaning of
Section 15 of the Securities Act free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which Distributor, its partners and employees, or any such controlling person, may incur under the Securities Act or under common law or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in any registration statement or any prospectus or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in either any registration statement or any prospectus or necessary to make the statements in either thereof not misleading; provided, however, that the Trust's agreement to indemnify Distributor, its partners or employees, and any such controlling person shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any statements or representations as are contained in any prospectus and in such financial and other statements as are furnished in writing to the Trust by Distributor and used in the answers to the registration statement or in the corresponding statements made in the prospectus, or arising out of or based upon any omission or alleged omission to state a material fact in connection with the giving of such information required to be stated in such answers or necessary to make the answers not misleading; and further provided that the Trust's agreement to indemnify Distributor and the Trust's representations and warranties hereinbefore set forth in paragraph 1.9 shall not be deemed to cover any liability to the Trust or its Shareholders to which Distributor would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of Distributor's reckless disregard of its obligations and duties under this Agreement. The Trust's agreement to indemnify Distributor, its officers and employees and any such controlling person, as aforesaid, is expressly conditioned upon the Trust being notified of any action brought against Distributor, its officers or employees, or any such controlling person, such notification to be given by letter or by telegram addressed to the Trust at its principal office in Columbus, Ohio and sent to the Trust by the person against whom such action is brought, within 10 days after the summons or other first legal process shall have been served. The failure to so notify the Trust of any such action shall not relieve the Trust from any liability which the Trust may have to the person against whom such action is brought by reason of any such untrue, or allegedly untrue, statement or omission, or alleged omission, otherwise than on account of the Trust's indemnity agreement contained in this paragraph 1.10. The Trust will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by the Trust and approved by Distributor, which approval shall not be unreasonably withheld. In the event the Trust elects to assume the defense of any such suit and retain counsel of good standing approved by Distributor, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Trust does not elect to assume the defense of any such suit, or in case Distributor reasonably does not approve of counsel chosen by the Trust, the Trust will reimburse Distributor, its officers and employees, or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by Distributor or them. The Trust's indemnification agreement contained in this paragraph 1.10 and the Trust's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Distributor, its partners and employees, or any controlling person, and shall survive the delivery of any Shares.

     This Agreement of indemnity will inure exclusively to Distributor's benefit, to the benefit of its several officers and employees, and their respective estates, and to the benefit of the controlling persons and their successors. The Trust agrees promptly to notify Distributor of the commencement of any litigation or proceedings against the Trust or any of its officers or Trustees in connection with the issue and sale of any Shares.

     1.11 Distributor agrees to indemnify, defend and hold the Trust, its several officers and Trustees and any person who controls the Trust within the meaning of Section 15 of the Securities Act free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Trust, its officers or Trustees or any such controlling person, may incur under the Securities Act or under common law or otherwise, but only to the extent that such liability or expense incurred by the Trust, its officers or Trustees or such controlling person resulting from such claims or demands, shall arise out of or be based upon any untrue, or alleged untrue, statement of a material fact contained in information furnished in writing by Distributor to the Trust and used in the answers to any of the items of the registration statement or in the corresponding statements made in the prospectus, or shall arise out of or be based upon any omission, or alleged omission, to state a material fact in connection with such information furnished in writing by Distributor to the Trust required to be stated in such answers or necessary to make such information not misleading. Distributor's agreement to indemnify the Trust, its officers and Trustees, and any such controlling person, as aforesaid, is expressly conditioned upon Distributor being notified of any action brought against the Trust, its officers or Trustees, or any such controlling person, such notification to be given by letter or telegram addressed to Distributor at its principal office in Columbus, Ohio, and sent to Distributor by the person against whom such action is brought, within 10 days after the summons or other first legal process shall have been served. Distributor shall have the right of first control of the defense of such action, with counsel of its own choosing, satisfactory to the Trust, if such action is based solely upon such alleged misstatement or omission on Distributor's part, and in any other event the Trust, its officers or Trustees or such controlling person shall each have the right to participate in the defense or preparation of the defense of any such action. The failure to so notify Distributor of any such action shall not relieve Distributor from any liability which Distributor may have to the Trust, its officers or Trustees, or to such controlling person by reason of any such untrue or alleged untrue statement, or omission or alleged omission, otherwise than on account of Distributor's indemnity agreement contained in this paragraph 1.11.

     1.12 No Shares shall be offered by either Distributor or the Trust under any of the provisions of this Agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by the Trust if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the Securities Act or if and so long as a current prospectus as required by Section 10(b)(2) of said Act is not on file with the Commission; provided, however, that nothing contained in this paragraph 1.12 shall in any way restrict or have an application to or bearing upon the Trust's obligation to repurchase Shares from any Shareholder in accordance with the provisions of the Trust's prospectus, Agreement and Declaration of Trust, or Bylaws.

     1.13 The Trust agrees to advise Distributor as soon as reasonably practical by a notice in writing delivered to Distributor or its counsel:

     (a) of any request by the Commission for amendments to the registration statement or prospectus then in effect or for additional information;

     (b) in the event of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or prospectus then in effect or the initiation by service of process on the Trust of any proceeding for that purpose;

     (c) of the happening of any event that makes untrue any statement of a material fact made in the registration statement or prospectus then in effect or which requires the making of a change in such registration statement or prospectus in order to make the statements therein not misleading; and

     (d) of all action of the Commission with respect to any amendment to any registration statement or prospectus which may from time to time be filed with the Commission.

     For purposes of this section, informal requests by or acts of the Staff of the Commission shall not be deemed actions of or requests by the Commission.

     1.14 Distributor agrees on behalf of itself and its partners and employees to treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and its prior, present or potential Shareholders, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except, after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where Distributor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

     1.15 This Agreement shall be governed by the laws of the Commonwealth of Massachusetts.

     2.   TERM, DURATION AND TERMINATION.

          This Agreement shall become effective November 1, 1995 and, unless sooner terminated as provided herein, shall continue until October 31, 1996. Thereafter, if not terminated, this Agreement shall continue automatically for successive one-year terms, provided that such continuance is specifically approved at least annually by (a) by the vote of a majority of those members of the Trust's Board of Trustees who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting for the purpose of voting on such approval and (b) by the vote of the Trust's Board of Trustees or the vote of a majority of the outstanding voting securities of such Fund. This Agreement is terminable without penalty, on not less than sixty-days prior written notice, by the Trust's Board of Trustees, by vote of a majority of the outstanding voting securities of the Trust or by the Distributor. This Agreement will also terminate automatically in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested persons" and "assignment" shall have the same meanings as ascribed to such terms in the 1940 Act.)

     3.   SALE OF SHARES SUBJECT TO A FRONT-END SALES LOAD

     3.1 Under this Agreement, the following provisions shall apply with respect to the sale of and payment of those Shares sold at an offering price which includes a front-end sales load ("Class A Shares") as described in the prospectuses of the Funds identified on Schedule B hereto (collectively, the "Front-End Load Funds"; individually a "Front-End Load Fund"):

          (a) The Distributor shall have the right to purchase Class A Shares from the Front-End Load Funds at their net asset value and to sell such Shares to the public against orders therefor at the applicable offering price, as defined in Section 3.2 below. The Distributor shall also have the right to sell Class A Shares to dealers against orders therefor at the public offering price less a concession determined by the Distributor, which concession shall not exceed the amount of the sales charge or underwriting discount, if any, referred to in Section 3.2 below.

          (b) Prior to the time of delivery of any Class A Shares by a Front-End Load Fund to, or on the order of, the Distributor, the Distributor shall pay or cause to be paid to the Front-End Load Fund or to its order an amount in Boston or New York clearing house funds equal to the applicable net asset value of such Shares. The Distributor may retain so much of any sales load or underwriting discount as it not allowed by the Distributor as a concession to dealers.

     3.2 The public offering price of a Class A Share of a Front-End Load Fund shall be the net asset value of the Share, plus any applicable sales charge, all as set forth in the current prospectus of the Front-End Load Fund. The net asset value of Class A Shares shall be determined in accordance with the provisions of the Declaration of Trust and Code of Regulations of the Trust and the then current prospectus of the Front-End Load Fund.

     3.3 The Front-End Load Funds reserve the right to issue, transfer or sell Class A Shares at net asset value (a) in connection with merger or consolidation of the Trust or the Front-End Load Fund(s) with any other investment company or the acquisition by the Trust or the Front-End Load Fund(s) of all or substantially all of the assets or of the outstanding Shares of any other investment company; (b) in connection with a pro rata distribution directly to the holders of Shares in the nature of a stock dividend or split; (c) upon the exercise of subscription rights granted to the holders of Shares on a pro rata basis; (d) in connection with the issuance of Shares pursuant to any exchange and reinvestment privileges described in any then current prospectus of the Front-End Load Fund; and (e) otherwise in accordance with any then current prospectus of the Front-End Load Fund.

     4.   SALE OF SHARES SUBJECT TO A TRADITIONAL RULE 12B-1 FEE

     4.1 Under this Agreement, the following provisions shall apply with respect to Shares of Classes of the Trust's Shares, other than those of a Class featuring a contingent deferred sales charge, that are subject to a fee under a Distribution and Shareholder Services Plan under Rule 12b-1 as described in the prospectuses of the Funds and identified on Schedule C hereto (collectively, the "Distribution Plan Classes;" individually a "Distribution Plan Class"):

          (a) The Distributor shall receive from the Trust all distribution and service fees, as applicable, at the rate and under the terms and conditions set forth in each Distribution and Shareholder Services Plan adopted by each Distribution Plan Class of each Fund, as such Plans may be amended from time to time, and subject to any further limitations on such fees as the Board may impose.

          (b) The Distributor may reallow any or all of the distribution or service fees which it is paid by the Trust with respect to each Distribution Plan Class of each Fund to such brokers, dealers and other financial institutions and intermediaries as the Distributor may from time to time determine.

     5.   SALE OF SHARES SUBJECT TO A CONTINGENT DEFERRED SALES CHARGE

     5.1 The Trust may offer Shares subject to a contingent deferred sales charge (a "CDSC"). The Distributor may pay brokers, dealers and other financial institutions and intermediaries commissions with regard to the sale of CDSC Shares. Under this Agreement, the following provisions shall apply with respect to Shares of a Class featuring a CDSC (a "CDSC Class") as described in the prospectus(es) of the Funds and identified on Schedule D hereto.

          (a) The Distributor shall be entitled to receive all CDSC payments on Shares of a CDSC Class. The Distributor may assign or sell to a third party (a "CDSC Financing Entity") all or a part of the CDSC payments on Shares of a CDSC Class that the Distributor is entitled to receive under this Agreement. The Distributor's right to payment on such Shares, if assigned or sold to a CDSC Financing Entity, shall continue after termination of this Agreement.

          (b) (i) The Distributor shall be entitled to receive all distribution and service fees at the rate and under the terms and conditions set forth in the Distribution and Shareholder Services Plan adopted by the CDSC Class (the "Plan") on all Shares so long as the Plan is in effect. The Distributor may assign or sell to a CDSC Financing Entity all or a part of the distribution fees the Distributor is entitled to receive from the Trust under the Plan. The Distributor's right to payment of distribution fees on such Shares, if assigned or sold to a CDSC Financing Entity, shall continue after termination of this Agreement, otherwise, the right to receive all distribution and service fee payments in respect of periods subsequent to the termination of this Agreement shall terminate upon termination of this Agreement.

               (ii) The Distributor shall not be required to offer or sell Shares of a CDSC Class unless and until it has received a binding commitment from a CDSC Financing Entity (a "Commitment") satisfactory to the Distributor which Commitment shall cover all expenses and fees related to the offer and sale of such Shares of the CDSC Class including but not limited to dealer reallowances, financing commitment fees, and legal fees. If at any time during the term of this Agreement the then current CDSC financing is terminated through no fault of the Distributor, the Distributor has the right to immediately suspend CDSC Shares sales until substitute financing becomes effective.

               (iii) The Distributor may enter into arrangements regarding the financing of commissions pertaining to the sale of shares of a CDSC Class only upon written approval of the Trust's Treasurer, or his or her designee, such approval not to be unreasonably withheld.

          (c) The Distributor and the Trust hereby agree that the terms and conditions set forth herein regarding the offer and sale of Shares of a CDSC Class may be amended upon approval of both parties in order to comply with the terms and conditions of any agreement with a CDSC Financing Entity to finance the costs for the offer and sale of Shares of a CDSC Class so long as such terms and conditions are in compliance with the Plan.

     6.   LIMITATION OF LIABILITY OF THE TRUSTEES AND SHAREHOLDERS.

          It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust personally, but shall bind only the trust property of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees, and this Agreement has been signed and delivered by an authorized officer of the Trust, acting as such, and neither such authorization by the Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in the Trust's Agreement and Declaration of Trust.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first written above.


THE ONE GROUP                           THE ONE GROUP SERVICES COMPANY


By: Mark Dillon                         By: Steve Mintos
------------------------------              -------------------------------

Title: President                        Title: Executive Vice President
------------------------------                -----------------------------

Date: December 13, 1995                 Date:  December 13, 1995
------------------------------                ------------------------------

                                   Schedule A
                          to the Distribution Agreement
                 between The One Group-Registered Trademark- and
                         The One Group Services Company

NAME OF FUND
------------

MONEY MARKET FUNDS
------------------
The U.S. Treasury Securities Money Market Fund
The Prime Money Market Fund
The Municipal Money Market Fund (formerly The Tax-Free Money Market Portfolio) The Ohio Municipal Money Market Fund
The Institutional Prime Money Market Fund
The Treasury Money Market Fund
The Treasury Only Money Market Fund
The Government Money Market Fund
The Tax Exempt Money Market Fund

EQUITY FUNDS
------------
The Income Equity Fund
The Disciplined Value Fund
The Small Company Growth Fund (formerly The Growth Equity Portfolio)
The International Equity Index Fund
The Large Company Value Fund (formerly The Quantitative Equity Portfolio) The Equity Index Fund
The Asset Allocation Fund (formerly The Flexible Balanced Portfolio)
The Large Company Growth Fund

FIXED INCOME FUNDS
------------------
The Income Bond Fund (formerly The Income Portfolio)
The Limited Volatility Bond Fund
The Intermediate Tax-Free Bond Fund
The Ohio Municipal Bond Fund
The Government Bond Fund
The Government ARM Fund
The Tax-Free Bond Fund
The Texas Tax-Free Bond Fund
The West Virginia Tax-Free Fund
The Kentucky Municipal Bond Fund
The Intermediate Bond Fund
The Arizona Tax-Free Bond Fund


THE ONE GROUP                           THE ONE GROUP SERVICES COMPANY

By: Mark Dillon                         By: Steve Mintos
------------------------------              --------------------------------

Title: President                        Title: Executive Vice President
------------------------------              --------------------------------

Date: December 13, 1995                 Date:  December 13, 1995
------------------------------              --------------------------------

                                   Schedule B
                          to the Distribution Agreement
                 between The One Group-Registered Trademark- and
                         The One Group Services Company


NAME OF FUND
------------

EQUITY FUNDS
------------
The Income Equity Fund
The Disciplined Value Fund
The Small Company Growth Fund (formerly The Growth Equity Portfolio)
The International Equity Index Fund
The Equity Index Fund
The Large Company Value Fund (formerly The Quantitative Equity Portfolio) The Asset Allocation Fund (formerly The Flexible Balanced Portfolio)
The Large Company Growth Fund

FIXED INCOME FUNDS
------------------
The Income Bond Fund (formerly the Income Portfolio)
The Limited Volatility Bond Fund
The Intermediate Tax-Free Bond Fund
The Ohio Municipal Bond Fund
The Government Bond Fund
The Government ARM Fund
The Tax-Free Bond Fund
The Texas Tax-Free Bond Fund
The West Virginia Tax-Free Fund
The Kentucky Municipal Bond Fund
The Intermediate Bond Fund
The Arizona Tax-Free Bond Fund


THE ONE GROUP                           THE ONE GROUP SERVICES COMPANY

By: Mark Dillon                         By: Steve Mintos
------------------------------              --------------------------------

Title: President                        Title: Executive Vice President
------------------------------              --------------------------------

Date: December 13, 1995                 Date:  December 13, 1995
------------------------------              --------------------------------

                                   Schedule C
                          to the Distribution Agreement
                 between The One Group-Registered Trademark- and
                         The One Group Services Company

                            DISTRIBUTION PLAN SHARES

NAME OF FUND
------------

MONEY MARKET FUNDS
------------------
The U.S. Treasury Securities Money Market Fund - Service Class Shares
The U.S. Treasury Securities Money Market Fund -- Class A Shares
The Prime Money Market Fund -- Class A Shares
The Prime Money Market Fund -- Service Class Shares
The Municipal Money Market Fund (formerly The Tax-Free Money Market Portfolio) -
- Class A Shares
The Ohio Municipal Money Market Fund -- Class A Shares

EQUITY FUNDS
------------
The Income Equity Fund -- Class A Shares
The Disciplined Value Fund -- Class A Shares
The Small Company Growth Fund (formerly The Growth Equity Portfolio) -- Class A Shares
The International Equity Index Fund -- Class A Shares
The Large Company Value Fund (formerly The Quantitative Equity Portfolio) -- Class A Shares
The Equity Index Fund -- Class A Shares
The Asset Allocation Fund (formerly The Flexible Balanced Portfolio) -- Class A Shares
The Large Company Growth Fund -- Class A Shares

FIXED INCOME FUNDS
------------------
The Income Bond Fund -- Class A Shares
The Limited Volatility Bond Fund -- Class A Shares
The Intermediate Tax-Free Bond Fund -- Class A Shares
The Ohio Municipal Bond Fund -- Class A Shares
The Government Bond Fund -- Class A Shares
The Government ARM Fund -- Class A Shares
The Tax-Free Bond Fund -- Class A Shares
The Texas Tax-Free Fund -- Class A Shares
The West Virginia Tax-Free Fund -- Class A Shares
The Kentucky Municipal Bond Fund -- Class A Shares
The Intermediate Bond Fund -- Class A Shares
The Arizona Tax-Free Bond Fund -- Class A Shares


THE ONE GROUP                           THE ONE GROUP SERVICES COMPANY

By: Mark Dillon                         By: Steve Mintos
------------------------------              --------------------------------

Title: President                        Title: Executive Vice President
------------------------------              --------------------------------

Date: December 13, 1995                 Date:  December 13, 1995
------------------------------              --------------------------------

                                   Schedule D
                          to the Distribution Agreement
                 between The One Group-Registered Trademark- and
                         The One Group Services Company

                                  CDSC CLASSES

NAME OF FUND
------------

EQUITY FUNDS
------------
The Income Equity Fund -- Class B
The Disciplined Value Fund -- Class B
The Small Company Growth Fund -- Class B
The Equity Index Fund -- Class B
The Large Company Value Fund -- Class B
The Asset Allocation Fund -- Class B
The International Equity Index Fund -- Class B
The Large Company Growth Fund -- Class B

FIXED INCOME FUNDS
------------------
The Income Bond Fund -- Class B
The Limited Volatility Bond Fund -- Class B
The Government Bond Fund -- Class B
The Government ARM Fund -- Class B
The Intermediate Tax-Free Fund -- Class B
The Tax-Free Bond Fund -- Class B
The Ohio Municipal Bond Fund -- Class B
The Intermediate Bond Fund -- Class B
The Kentucky Municipal Bond Fund - Class B



THE ONE GROUP                           THE ONE GROUP SERVICES COMPANY

By: Mark Dillon                         By: Steve Mintos
------------------------------              --------------------------------

Title: President                        Title: Executive Vice President
------------------------------              --------------------------------

Date: December 13, 1995                 Date:  December 13, 1995
------------------------------              --------------------------------


                                       D-1